92638

                                  SUB-ITEM 77I

MFS Mid Cap Growth Fund, a series of MFS Series Trust IV, established new classes of shares and designated classes of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 42 to the Registration Statement (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.